Exhibit j
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm included on the cover page and under the caption "Independent Registered Public Accounting Firm" in the Statements of Additional Information for the mutual funds comprising USAA Mutual Funds Trust, formerly USAA Mutual Fund, Inc., USAA Tax Exempt Fund, Inc., USAA State Tax-Free Trust, and USAA Investment Trust. We also consent to the reference to our firm under the caption "Financial Highlights" in the prospectuses and to the use of our reports dated September 14, 2005 on the financial statements and financial highlights of the USAA Aggressive Growth Fund, the USAA Capital Growth Fund, the USAA First Start Growth Fund, the USAA Growth Fund, the USAA Growth & Income Fund, the USAA High-Yield Opportunities Fund, the USAA Income Fund, the USAA Income Stock Fund, the USAA Intermediate-Term Bond Fund, the USAA Money Market Fund, the USAA Science & Technology Fund, the USAA Short-Term Bond Fund, the USAA Small Cap Stock Fund, and the USAA Value Fund as of and for the year ended July 31, 2005; to the use of our reports dated February 15, 2006 on the financial statements and financial highlights of the USAA Nasdaq-100 Index Fund, the USAA S&P 500 Index Fund, and the USAA Total Return Strategy Fund and February 21, 2006 on the financial statements and financial highlights of the USAA Extended Market Index Fund as of and for the year ended December 31, 2005; to the use of reports dated May 11, 2006 on the financial statements and financial highlights of the USAA California Bond Fund, the USAA California Money Market Fund, the USAA Florida Tax-Free Income Fund, the USAA Florida Tax-Free Money Market Fund, the USAA New York Bond Fund, the USAA New York Money Market Fund, the USAA Tax Exempt Intermediate-Term Fund, the USAA Tax Exempt Long-Term Fund, the USAA Tax Exempt Money Market Fund, the USAA Tax Exempt Short-Term Fund, the USAA Virginia Bond Fund, and the USAA Virginia Money Market Fund as of and for the year ended March 31, 2006; and to the use of our reports dated July 14, 2006 on the financial statements and financial highlights of the USAA Balanced Strategy Fund, the USAA Cornerstone Strategy Fund, the USAA Emerging Markets Fund, the USAA GNMA Trust, the USAA Growth and Tax Strategy Fund, the USAA International Fund, the USAA Precious Metals and Minerals Fund, the USAA Treasury Money Market Trust, and the USAA World Growth Fund as of and for the year ended May 31, 2006 in the Post-Effective Amendment Number 20 to the Registration Statement (Form N-1A No. 33-65572).

                                               /s/ Ernst & Young LLP

San Antonio, Texas
July 25, 2006